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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 1, 2005

FULL HOUSE RESORTS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-20630

(Commission File Number)

13-3391527

(IRS Employer Identification Number)

4670 S. Fort Apache Road, Suite 190, Las Vegas, Nevada 89147

(Address of principal executive offices)

Registrant's telephone number, including area code: (702) 221-7800

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 31, 2005, the Company and RAM Entertainment, LLC, (RAM), a privately held investment company, entered into an Amendment to Investor Agreement, which modifies the terms of the Investor Agreement dated February 15, 2002. The original Investor Agreement provided for RAM to invest in Full House's gaming development project with the Huron Potawatomi tribe in Michigan.

The Amendment modifies the following terms of the original agreement:

A - RAM shall contribute one-half of the development expenses to a maximum of $800,000 commencing on January 1, 2005.

B - The maturity date of the Promissory Note in the principal amount of $2,381,260, originally due on February 15, 2003 and previously extended until November 15, 2004, is extended until July 1, 2007 unless the Investor Contingencies, defined in the original Investor Agreement occur prior to that date.

C - Interest on the Promissory Note shall continue to accrue without payment or penalty until maturity, at which time, it will be payable from the Tribal Loan, as part of the Management Agreement with the Tribe.

D - RAM has agreed to subordinate its security interest in Full House's right to receive revenue from the management of Midway Slots in Harrington, Delaware to a maximum of $3,000,000.

E - RAM has agreed to forego and waive any preferential payments due to it under the original Investor Agreement in the event that the Promissory Note and development advances are not paid in a timely manner as defined. Specifically, RAM has agreed to forego its preferred right to 22.5% of the profit payment otherwise due to Full House until the loans are paid.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Full House Resorts, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FULL HOUSE RESORTS, INC.

Date: June 1, 2005 By: _/s/ Andre Hilliou________

Andre Hilliou

Chief Executive Officer